Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-229313 on Form S-8 of our report dated April 16, 2020, relating to the financial statements of 111, Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 16, 2020